         Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Flotek Industries, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (November 14, 2003), Jerry D. Dumas, Sr., Chief Executive Officer of the Company, and Mark D. Kehnemund, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Flotek Industries, Inc. and will be retained by Flotek Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 14, 2003 /s/ Jerry D. Dumas, Sr. ————————————————— Jerry D. Dumas, Sr. Chief Executive Officer

Date: November 14, 2003 /s/ Mark D. Kehnemund ————————————————— Mark D. Kehnemund Chief Operating Officer & Chief Financial Officer